UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

iShares, Inc.

iShares Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Additional Information Regarding Proposal No. 2

The Proposal: To approve a change in the classification of certain iShares Fund’s investment objectives from a “fundamental” investment policy to a “non-fundamental” investment policy. The proposal is applicable to 30 iShares Funds (see last bullet for a complete list).

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Each iShares Fund is designed to track an underlying index provided by an index provider. Additional information regarding the underlying index and index provider for each iShares Fund may be found in the current prospectus for each Fund, available on the internet at www.ishares.com or by telephone at 1-800-ISHARES (1-800-474-2737).

•	149 existing iShares Funds have investment policies that are deemed “non-fundamental” and most new iShares Funds are launched as “non-fundamental” investment policy funds.

•	30 existing iShares Funds — some of the oldest funds in the iShares Fund complex — have a “fundamental” investment policy.

•	The proposal is meant to promote consistency across all 179 iShares Funds.

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If the proposal is approved, each of the 30 iShares Funds will continue to be managed subject to the same investment objective, strategies, and policies expressed in each iShares Fund’s current prospectus.

•	A fundamental investment policy is a policy that cannot be changed without approval of shareholders of a particular Fund through a shareholder proxy effort.

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A non-fundamental investment policy is a policy that can be changed without shareholder approval but requires the approval of the Board of Trustees/Directors of the iShares Funds (the “iShares Board”).

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The proposal is designed to provide Barclays Global Fund Advisors (the “Advisor”), each iShares Fund’s investment adviser, and the iShares Board with the flexibility to respond to changing conditions in a manner they deem to be in the best interests of a particular iShares Fund and its shareholders without incurring the cost of a proxy solicitation.

•	If the proposal is approved, it will not result in changes to an iShares Fund’s current investment objective unless changes are approved by the iShares Board at some point in the future.

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The Advisor does not intend to alter the way in which it manages any of the iShares Funds as a result of this proposal, and does not expect that the proposal will affect the investment risk associated with the Funds.

•	The Board Trustees/Directors of the iShares Funds has unanimously approved this proposal and recommends that shareholders of these funds vote FOR the change as presented in the proxy statement.

•	The following 30 Funds are impacted by the proposal:

iShares Russell 1000 Index Fund	iShares MSCI Australia Index Fund
iShares Russell Midcap Growth Index Fund	iShares MSCI Brazil Index Fund
iShares Russell Midcap Index Fund	iShares MSCI Canada Index Fund
iShares S&P 500 Index Fund	iShares MSCI EMU Index Fund
iShares S&P Europe 350 Index Fund	iShares MSCI France Index Fund
iShares S&P Global Energy Sector Index Fund	iShares MSCI Germany Index Fund
iShares S&P Global Healthcare Sector Index Fund	iShares MSCI Hong Kong Index Fund
iShares S&P Global Technology Sector Index Fund	iShares MSCI Japan Index Fund
iShares S&P Latin America 40 Index Fund	iShares MSCI Malaysia Index Fund
iShares S&P MidCap 400 Index Fund	iShares MSCI Pacific ex-Japan Index Fund
iShares S&P SmallCap 600 Growth Index Fund	iShares MSCI Singapore Index Fund
iShares Dow Jones U.S. Index Fund	iShares MSCI South Korea Index Fund
iShares MSCI Switzerland Index Fund	iShares MSCI Spain Index Fund
iShares MSCI Taiwan Index Fund	iShares MSCI United Kingdom Index Fund
iShares S&P North American Technology- Multimedia Network Media Fund	iShares S&P North American Natural Resources Sector Index Fund

If your client has additional questions, they can contact Broadridge (our proxy solicitor) at 1-866-450-8471 or visit www.proxyvote.com. If you have additional questions, please contact your iShares Representative, call 1-800-iShares, or visit www.iShares.com.

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